UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 28, 2005

Galaxy Minerals, Inc.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	333-95549 (Commission File Number)	65-0974212 (I.R.S. Employer Identification No.)

500 Park Avenue, Suite 203 Lake Villa, Illinois 60046 (Address of principal executive offices) (zip code)

(847) 265-7600 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant

On August 11, 2005, the Company filed a Form 8-K reporting the dismissal of Dohan and Company, CPA's, P.A., as the Company’s independent accountants on August 5, 2005.

On September 22, 2005, the Company filed a second Form 8-K reporting the fact that on September 13, 2005, the Company re-engaged Dohan and Company, CPA’s, P.A., as the Company’s independent accountants for the limited purpose of the following: i) reviewing the Company’s financial statements for its Quarterly Report on Form 10-QSB for the quarter ended June 30, 2005; ii) reviewing and assisting the Company with its response to the comments on, and the filing of any amendments to, the Company’s Registration Statement on Form SB-2; and iii) reviewing and assisting the Company with filing any amended Exchange Act periodic filings that may need to be filed based on the comments from the Securities and Exchange Commission to the Registration Statement. These projects are still ongoing with Dohan and Company, CPA’s, P.A., as the auditor.

Additionally, on October 28, 2005, the Company engaged Mantyla McReynolds, LLC, as its independent certified public accountant for all the Company’s audit work going forward, starting with its Quarterly Report on Form 10-QSB for the quarter ended September 30, 2005.

During the two most recent fiscal years, or any subsequent interim period prior to engaging Mantyla McReynolds, LLC, neither the Company nor anyone acting on the Company's behalf consulted with Mantyla McReynolds, LLC regarding (i) the application of accounting principles to a specific completed or contemplated transaction, or (ii) the type of audit opinion that might be rendered on the Company's financial statements where either written or oral advice was provided that was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue, or (iii) any matter that was the subject of a disagreement with the Company's former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreements in connection with its audit report.

EXHIBITS

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Galaxy Minerals, Inc.,
a Florida corporation

Dated: November 1, 2005	/s/ Matthew J. Symonds
By: Matthew J. Symonds
Its: President